Exhibit 3.2


                                     By-Laws
                                       of
                    Bear Stearns Asset Backed Funding II Inc.
                            (A Delaware Corporation)

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                                    ARTICLE 1

                                   DEFINITIONS
                                   -----------

                    1.1 As used in these By-laws, unless the context otherwise requires, the term: Secretary of the Corporation.

                    1.2 "Assistant Treasurer" means an Assistant Treasurer of the Corporation.

                    1.3 "Board" means the Board of Directors of the Corporation.

                    1.4 "By-laws" means the initial by-laws of the Corporation, as amended from time to time.

                    1.5 "Certificate of Incorporation" means the initial certificate of incorporation of the Corporation, as amended, supplemented or restated from time to time.

                    1.6 "Chairman of the Board" means the Chairman of the Board of Directors of the Corporation.

                    1.7 "Chief Executive Officer" means the Chief Executive Officer of the Corporation.

                    1.8 "Controller" means the Controller of the Corporation.


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                    1.9 "Corporation" means Bear Stearns Asset Backed Funding II
Inc.

                    1.10 "Directors" means directors of the Corporation.

                    1.11 "General Corporation Law" means the General Corporation Law of the State of Delaware, as amended from time to time.

                    1.12 "President" means the President of the Corporation.

                    1.13 "Office of the Corporation" means the executive office of the Corporation, anything in Section 131 of the General Corporation Law to the contrary notwithstanding.

                    1.14 "Secretary: means the Secretary of the Corporation.

                    1.15 "Stockholders" means the stockholders of the Corporation.

                    1.16 "Total number of directors" means the total number of directors determined in accordance with Section 141(b) of the General Corporation law and Section 3.2 of the By-laws.

                    1.17 "Treasurer" means the Treasurer of the Corporation.

                    1.18 "Vice President" means a Vice President of the Corporation.

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                    1.19 "Whole Board" means the total number of directors of
the Corporation.

                                    ARTICLE 2

                                  STOCKHOLDERS
                                  ------------

                    2.1 Place of Meetings. Every meeting of stockholders shall be held at the office of the Corporation or at such other place within or without the State of Delaware as shall be specified or fixed in the notice of such meeting or in the waiver of notice thereof.

                    2.2 Annual Meeting. A meeting of stockholders for the election of directors and the transaction of such other business as may be brought before such meeting shall be held at such hour and on such business day in each year as may be determined by resolution adopted by a majority vote of the Whole Board.

                    2.3 Deferred Meeting for Election of Directors, Etc. If the annual meeting of stockholders for the election of directors and the transaction of other business is not held within the months specified in Section 2.2, the Board shall call a meeting of stockholders for the election of directors and the transaction of other business as soon thereafter as convenient.

                    2.4 Other Special Meetings. A special meeting of stockholders (other than a special meeting for the election of directors), unless otherwise prescribed by statute, may be called at any time by the Board or by the Chief Executive Officer or by the Secretary. At any special meeting of

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stockholders only such business may be transacted as is related to the purpose or purposes of such meeting set forth in the notice thereof given pursuant to
Section 2.6 of the By-laws or in any waiver of notice thereof given pursuant to
Section 2.7 of the By-laws.

                    2.5 Organization. At every meeting of stockholders, the Chairman of the Board or in the absence of the Chairman of the Board the Chief Executive Officer, and in the absence of any of the foregoing the President, shall act as chairman of the meeting. The Secretary, or in his absence one of the assistant Secretaries, shall act at secretary of the meeting. In case none of the officers above designated to act as chairman or secretary of the meeting, respectively, shall be present, a chairman or a secretary of the meeting, as the case may be, shall be chosen by a majority of the votes cast at such meeting by the holders of shares of capital stock: present in person or represented by proxy and entitled to vote at the meeting.

                    2.6 Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting, but the order of business to be followed at any meeting at which a quorum is present may be changed by a majority of the votes cast at such meeting by the holders of shares of capital stock present in person or represented by proxy and entitled to vote at the meeting.

                    2.7 Written Consent of Stockholders Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required by the General Corporation Law to be taken at any annual or special

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meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                    ARTICLE 3

                                    DIRECTORS
                                    ---------

                    3.1 General Powers. Except as otherwise provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or the By-laws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation.

                    3.2 Number; Qualification; Term of Office. The Board shall consist of one or more members. The total number of directors shall be fixed initially by the incorporator and may thereafter be changed from time to time by action of the stockholders or by action of the Board. Directors need not be stockholders. Each director shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

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                    3.3 Election. Except as otherwise required by law or by the
Certificate of Incorporation, directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election.

                    3.4 Newly Created Directorships and Vacancies. Unless otherwise provided in the Certificate of Incorporation, newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for anyother reason, including the removal of directors without cause, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, or may be elected by a plurality of the votes cast by the holders of shares of capital stock entitled to vote in the election at a special meeting of stockholders called for that purpose. A director elected to fill a vacancy shall be elected to hold office until his successor is elected and qualified, or until his earlier death, resignation or removal.

                    3.5 Resignations. Any director may resign at any time by written notices to the Corporation. Such resignation shall take effect at the time therein specified and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

                    3.6 Removal of Directors. Subject to the provision of
Section 141 (k) of the General Corporation Law, any or all of the directors may be removed with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

                    3.7 Compensation. Each director, in

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consideration of his service as such, shall be entitled to receive from the
Corporation such amount per annum or such fees for attendance at directors' meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties. Each director who shall serve as a member of any committee of directors in consideration of his serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable expenses incurred by him in the performance of his duties. Nothing contained in this section shall preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

                    3.8 Place and Time of Meetings of the Board. Meetings of the Board, regular or special, may be held at any place within or without the State of Delaware. The times and places for holding meetings of the Board may be fixed from time to time by resolution of the Board or (unless contrary to resolution of the Board) in the notice of the meeting.

                    3.9 Annual Meetings. On the day when and at the place where the annual meeting of stockholders for the election of directors is held, and as soon as practicable thereafter, the Board may hold its annual meeting, without notice of such meeting, for the purposes of organization, the election of officers and the transaction of other business. The annual meeting of the Board may be held at any other time and place specified in a notice given as provided in Section 3.11 of the By-laws for special meetings of the Board or in a waiver of notice thereof.

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                    3.10 Regular Meetings. Regular meetings of the Board may be held at such times and places as may be fixed from time to time by the Board. Unless otherwise required by the Board, regular meetings of the Board may be held without notice. If any day fixed for a regular meeting of the Board shall be a Saturday or Sunday then such meeting shall be held at the same hour at the same place on the first business day thereafter which is not a Saturday, or a Sunday.

                    3.11 Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman, the Chief Executive Officer or the Secretary or by any two or more directors. Notice of each special meeting of the Board shall, if mailed, be addressed to each director at the address designated by him for that purpose or, if none is designated, at his last known address at least to days before the date on which the meeting is to be held; or such notice shall be sent to each director at such address by telegraph, cable, wireless or facsimile communication, or be delivered to him personally, not later than the day before the date on which such meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purpose of the meeting, except to the extent required by law. If mailed, each notice shall be deemed given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States Postal Service. Such mailing shall be by first class mail.

                    3.12 Adjourned Meetings. A majority of the directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time


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and place. Notice of any adjourned meeting of the Board need not be given to any director whether or not present at the time of the adjournment. Any business may be transacted at any adjourned meeting that might have been transacted at the meeting as originally called.

                    3.13 Waiver of Notice. Whenever notice is required to be given to any director or member of a committee of directors under any provision of the General Corporation law or of the Certificate of Incorporation or By-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice.

                    3.14 Organization. At each meeting of the Board, the officers specified in Article V hereof (or, in the absence of all officers designated in Article V hereof so to act, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

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                    3.15 Quorum of Directors. A majority of the total number of directors shall constitute a quorum for the transaction of business or of any specified item of business at any meeting of the Board.

                    3.16 Action by the Board. All corporate action taken by the Board or any committee thereof shall be taken at a meeting of the Board, or of such committee, as the case may be, except that any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. members of the Board, or any committee designated by the board, may participate in a meeting of the Board, or of such committee, as the case may be, by means of conference telephones or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.16 shall constitute presence in person at such meetings. Except as otherwise provided by the Certificate of Incorporation or by law the vote of a majority of the directors present (including those who participate by means of conference telephone or similar communications equipment) at the time of the vote, if a quorum is present at such time, shall be the act of the Board.

                                    ARTICLE 4

                             COMMITTEES OF THE BOARD
                             -----------------------

                    The Board may, by resolution passed by a majority of


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the Whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs for the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders to sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution designating it expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                                    ARTICLE 5

                                    OFFICERS
                                    --------

                    5.1 Officers. The Board shall elect a Chairman of the Board of Directors, a Chief Executive Officer, a President, a Secretary, a Treasurer and a Controller, and may elect one or appoint one or more Vice

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Presidents. The Board may designate one or more Vice Presidents as Executive
Vice Presidents, Senior Vice Presidents, First Vice Presidents or Assistant Vice Presidents, and may use other descriptive words or phrases to designate the standing, seniority or area of special competence of the Vice Presidents elected or appointed by it. The Board may from time to time elect, or delegate to any one or more officers the power to appoint, such other officers and such agents as may be necessary or desirable for the business of the Corporation. Each officer shall hold his office until his successor is elected and qualified or until his earlier death, resignation or removal in the manner provided in
Section 5.2 of the By-laws. Any two or more offices may be held by the same person, but no officers shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by the By-laws to be executed, acknowledge, or verified by two or more officers. The Board may require any officer to give a bond or other security for the faithful performance of his duties, in such amount and with such sureties as the Board may determine. All officers as between themselves and the Corporation shall have such authority and perform such duties in the management of the Corporation as may be provided in the By-laws or as the Board or any appointing authority may from time to time determine.

                    5.2 Removal of Officers. Any officer or agent of the Corporation may be removed, with or without cause, by the Board or, except in the case of any officer or agent elected or appointed by the Board, by any officer to whom the Board shall have delegated the power to appoint such officer being removed. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer


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shall not of itself create contract rights.

                    5.3 Resignation. Any officer may resign at any time by so notifying the Board or the Chairman of the Board or the Secretary in writing. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any.

                    5.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in the By-laws for the regular election or appointment to such office.

                    5.5 Compensation. Salaries or other compensation of the officers may be fixed from time to time by the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a director.

                    5.6 Chairman of the Board. The Chairman of the Board, if present, shall preside at each meeting of the stockholders and of the Board. He shall perform all duties incident to the office of Chairman of the Board and such other duties as from time to time may be assigned to him by the Board.

                    5.7 Chief Executive Officer. The Chief Executive


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Officer shall be the chief executive officer of the Corporation and shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of directors. The Chief Executive Officer, in the absence of the Chairman of the Board, shall preside at all meetings of the stockholders and of the Board. He may, with the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, sign certificates for shares of capital stock of the Corporation. He may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by the By-laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed; and, in general, shall perform all duties incident to the office of the Chief Executive Officer and such other duties as from time to time may be assigned to him by the Board or by the By-laws.

                    5.8 The President. The President may, in the absence of the Chairman of the Board and the Chief Executive Officer preside, if present, at a meeting of the stockholders and of the Board. The President may, with the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, sign certificates for shares of capital stock of the Corporation; and, in general, shall perform all duties incident to the Office of the President and such other duties as from time to time may be assigned to him by the Board or by the By-laws.

                    5.9 Secretary. The Secretary, if present, shall act as secretary of all meetings of the stockholders and of the Board, and shall keep the minutes thereof in the proper book or books to be provided for that purpose,


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he shall see that all notices required to be given by the Corporation are duly given and served; he may, with the Chief Executive Officer or the President, sign certificates for shares of capital stock of the Corporation; he shall be custodian of the seal of the Corporation and may seal with the seal of the Corporation, or a facsimile thereof, all certificates for shares of capital stock of the Corporation and all documents the execution of which on behalf of the Corporation under its corporate seal is authorized in accordance with the provisions of the By-laws; he shall have charge of the stock ledger and the other books, records and papers of the Corporation relating to its organization and management as a Corporation, and shall see that the reports, statements and other documents required by law are properly kept and filed; and, in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or by the Chief Executive Officer.

                    5.10 Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys in the name of the Corporation in such bands, trust companies or other depositaries as shall be selected in accordance with the By-laws; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined in accordance with any provisions of the By-laws, and be responsible for the accuracy of the amounts of all moneys so disbursed; may, with the Chief Executive Officer or the President, sign certificates for shares of capital stock of the corporation; and, in general, shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or by the Chief

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Executive Officer.

                    5.11 Vice President. Each Executive Vice President, Senior Vice President, First Vice President and Vice President shall have such powers and perform such duties as the Board or the Chief Executive Officer from time to time may prescribe, and shall perform such other duties as may be prescribed in the By-laws.

                    5.12 Controller. The Controller shall be the chief accounting officer of the Corporation and shall cause to be maintained adequate records of all assets, liabilities and transactions of the Corporation; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and have control of all the books of account of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the Board or the Chief Executive Officer.

                    5.13 Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall performs such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board or by the Chief Executive Officer. Assistant Secretaries and Assistant Treasurers may, with the Chief Executive Officer or the President, sign certificates for shares of capital stock of the Corporation.

                    5.14 Assistant Vice Presidents. Each Assistant Vice shall have such powers and perform such duties as the Board or the Chief Executive Officer from time to time may prescribe, and shall perform such other

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duties as may be prescribed in the Bylaws.

                                    ARTICLE 6

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.
                 ----------------------------------------------

                    6.1 Execution of Contracts. The Board may authorized any officer, employee or agent, in the name and on behalf of the Corporation, to enter into any contract or execute and satisfy any instrument, and any such authority may be general or confined on specific instances, or otherwise limited.

                    6.2 Loans. The Chairman of the Board, the Chief Executive Officer, the President, or the Treasurer or any other officer, employee or agent authorized by the By-laws or by the Board may effect loans and advances at any time for the Corporation from any bank, trust company or other institutions or from any firm, corporation or individual and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and, when authorized by the Board so to do, may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority conferred by the Board may be general or confined to specific instances or otherwise limited.

                    6.3 Checks. Drafts. Etc. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

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                    6.4 Deposits. The funds of the Corporation not otherwise
employed shall be deposited from time to time to the order of the Corporation in such banks, trust companies or other depositaries as the Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board.

                                    ARTICLE 7

                               STOCK AND DIVIDENDS
                               -------------------

                    7.1 Certificates Representing Shares. The shares of capital stock of the Corporation shall be represented by certificates in such form (consistent with the provisions of Section 158 of the General Corporation Law) as shall be approved by Chief Executive Officer or President or Vice President and Secretary or Assistant Secretary or the Treasurer or an Assistant Treasurer, and may. be sealed with the seal of the Corporation or a facsimile thereof. The signatures for the officers upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registrar other than Corporation itself or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may, unless otherwise ordered by the Board, be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

                    7.2 Transfer of Shares. Transfers of shares of capital stock

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of the Corporation shall be made only on the books of the Corporation by the holder thereof or by his duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation, and on surrender of the certificate or certificate representing such shares of capital stock properly endorsed for transfer and upon payment of all necessary transfer taxes. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Canceled," with the date of cancellation, by the Secretary or an Assistant Secretary or the transfer agent of the Corporation. A person in whose name shares of capital stock shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation. No transfer of shares of capital stock shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.

                    7.3 Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with the Bylaws or with the Certificate of Incorporation, concerning the issue, transfer and registration of certificates representing shares of its capital stock.

                    7.4 Restriction on Transfer of Stock. A written restriction on the transfer or registration of transfer of capital stock of the Corporation, if permitted by Section 202 of the General Corporation Law and noted conspicuously on the certificate representing such capital stock, may be enforced against the holder of the restricted capital stock or any successor or transferee of

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the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the certificate representing such capital stock, a restriction, even though permitted by Section 202 of the General Corporation Law, shall be ineffective except against a person with actual knowledge of the restriction. A restriction on the transfer or registration of transfer of capital stock of the Corporation may be imposed either by the Certificate of Incorporation or by an agreement among any number of stockholders or among such stockholders and the Corporation. No restriction so imposed shall be binding with respect to capital stock issued prior to the adoption of the restriction unless the holders of such capital stock are parties to an agreement or voted in favor of the restriction.

                    7.5 Dividends, Surplus, Etc. Subject to the provisions of the Certificate of Incorporation and of law, the Board:

                    7.5.1 May declare and pay dividends or make other distributions on the outstanding shares of capital stock in such amounts and at such time or times as, in its discretion, the condition of the affairs of the Corporation shall render advisable;

                             7.5.2 May use and apply, in its discretion, any of the surplus of the Corporation in purchasing or acquiring any shares of capital stock of the Corporation, or purchase warrants therefor, in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness;

                             7.5.3 May set aside from time to time out of such surplus or net profits such sum or sums as, in its discretion, it may

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           think proper, as a reserve fund to meet contingencies, or for equalizing dividends or for the purpose of maintaining or increasing the property or business of the Corporation, or for any purpose it may think conducive to the best interest of the Corporation.

                                    ARTICLE 8

                                 INDEMNIFICATION
                                 ---------------

                    8.1 Indemnification of Officers and Directors. The Corporation shall, to the extent not prohibited by law, indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed, action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation to procure a judgment in its favor (hereinafter a "Proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to another such entity at the request of the Corporation to the extent the Board of Directors at any time denominates such person as entitled to the benefits of this Section 8.

                    8.2 Advances. The Corporation shall, from time to time, reimburse or advance to any director or offer entitled to indemnification

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hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding, provided, however, that, if required by the Delaware General Corporation Law, such expenses incurred by or on behalf of any director or officer may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director or officer is not entitled to be indemnified for such expenses.

                    8.3 Not Exclusive. The right to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any law, by-law, agreement, vote of stockholder or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

                    8.4 Heirs, Etc. The right to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the heirs, executors and administrators of such person.

                    8.5 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a

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director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Sections 8, the By-laws of the Corporation or under Section 145 of the Delaware General Corporation Law or any other provision of law.

                    8.6 Contract. The provisions of this Section 8 shall be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Section 8 is in effect, pursuant to which the Corporation and each such person intend to be legally bound. No repeal or modification of this Section 8 shall affect any rights or obligations then existing or thereafter arising with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in who or in part upon any such state of facts.

                    8.7 Enforcement. The right to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses are not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses are proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses, shall constitute a defense to the action or create a presumption that such person is not so entitled. Such person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

                    8.8 Other Corporations. Any director or officer of the Corporation serving (1) another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation, or
(2) any employee benefit plan of the Corporation or any corporation referred to in clause (1), in any capacity, shall be deemed to be doing so at the request of the Corporation.

                    8.9 Election. Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Section 8 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

                                    ARTICLE 9

                                BOOKS AND RECORD
                                ----------------

                    9.1 Books and Record. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the stockholders, the Board and any committee of the Board. The Corporation shall keep at the office designated in the Certificate of Incorporation or at the office of the transfer agent or registrar of the Corporation, a record containing the names and addresses of all stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

                    9.3 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

                    9.3 Inspection of Books and Records. Except as otherwise provided by law, the Board shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to the inspection of the stockholders.

                                   ARTICLE 10

                                      SEAL
                                      ----

                    The Board may adopt a corporate seal which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the word "Delaware."


                                   ARTICLE 11

                                   FISCAL YEAR
                                   -----------

                    The fiscal year of the Corporation shall be determined, and may be changed, by resolution of the Board.


                                   ARTICLE 12

                              VOTING OF SHARES HELD
                              ---------------------

                    Unless otherwise provided by resolution of the Board, the Chief Executive Officer may, from time to time, appoint one or more attorneys or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of stock or other securities of such other corporation, or to consent in writing to any action by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, any may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as he may deem necessary or proper in the premises; or the Chief Executive Officer may himself attend any meeting of the holders of the stock or other securities of any such other corporation and thereat vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such other corporation.

                                   ARTICLE 13

                                   AMENDMENTS
                                   ----------

                    The By-laws may be altered, amended, supplemented or repealed, or new By-laws may be adopted, by vote of the holders of the shares entitled to vote in the election of directors. The By-laws may be altered amended, supplemented or repealed, or new By-laws by be adopted, by the Board. Any By-laws adopted, altered, amended, or supplemented by the Board may be altered, amended, or supplemented or repealed by the stockholders entitled to vote thereon.